Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-213028) and Form S-8 (Nos. 033-46062, 333-152894, 333-159648, 333-165713, 333-183529, 333-190738 and 333-194335) of MBIA Inc. of our report dated March 1, 2018 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 1, 2018